Dropbox Announces Fiscal 2024 First Quarter Results

First Quarter Revenue of $631.3 Million, up 3.3% year-over-year; on a constant currency basis, up 3.2% year-over-year
GAAP Operating Margin of 22.7% and Non-GAAP Operating Margin of 36.5%
Net Cash Provided by Operating Activities of $175.5 Million and Free Cash Flow of $166.3 Million

SAN FRANCISCO, Calif. - May 9, 2024 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its first quarter ended March 31, 2024.

“In Q1, our core business delivered in-line revenue and better than anticipated profitability,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “We recently announced a collection of product updates designed to make it even easier for our users to secure, organize and share their content across different devices, locations and platforms. Looking ahead, we’ll stay disciplined in our operations, while investing in growth initiatives focused on building AI powered product experiences to improve distributed work for our customers.”

First Quarter Fiscal 2024 Results

•Total revenue was $631.3 million, an increase of 3.3% from the same period last year. On a constant currency basis, year-over-year growth would have been 3.2%.(1)

•Total ARR was $2.556 billion, an increase of 3.6% from the same period last year. On a constant currency basis, year-over-year growth would have been 2.8%.(2) Utilizing the exchange rates set at the beginning of 2024, total ARR increased $15.6 million quarter-over-quarter.

•Paying users was 18.16 million, as compared to 17.90 million for the same period last year. Average revenue per paying user was $139.59, as compared to $138.97 for the same period last year. Paying users increased 35,000 quarter-over-quarter.

•GAAP gross margin was 83.2%, as compared to 80.9% for the same period last year. Non-GAAP gross margin was 84.6%, as compared to 82.4% for the same period last year. Effective January 1, 2024, the Company increased the useful lives of certain infrastructure assets from four to five years due to recent technological advancements. In the first quarter of 2024, the change in useful life reduced depreciation expense in the amount of $10.4 million for assets that existed as of the effective date of the change and applying the revised estimated useful lives prospectively.

•GAAP operating margin was 22.7%, as compared to 13.8% for the same period last year. Non-GAAP operating margin was 36.5%, as compared to 28.6% for the same period last year.

•GAAP net income was $132.3 million, as compared to $69.0 million for the same period last year. Non-GAAP net income was $196.7 million, as compared to $146.1 million for the same period last year.

•Net cash provided by operating activities was $175.5 million, as compared to $139.9 million for the same period last year. Free cash flow was $166.3 million, as compared to $138.0 million for the same period last year.

•GAAP diluted net income per share attributable to common stockholders was $0.39, as compared to $0.20 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.58, as compared to $0.42 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.176 billion.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 340.7 million and 348.8 million diluted weighted-average shares of common stock for the three months ended March 31, 2024 and 2023, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

Other Upcoming Events

•Tim Regan, Chief Financial Officer, will be hosting meetings at the Jefferies Software Conference on Wednesday, May 29th, 2024.

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work and artificial intelligence and machine learning trends, related market opportunities and our ability to capitalize on those opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability or other potential legal, regulatory, or reputational consequences of any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our transition to a Virtual First model with an increasingly distributed workforce; (xvii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xviii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2023. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended March 31, 2024 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$631.3	$611.1
Cost of revenue(1)	105.8	116.8
Gross profit	525.5	494.3
Operating expenses(1):
Research and development	219.1	235.2
Sales and marketing	108.8	119.2
General and administrative	54.1	55.8
Total operating expenses	382.0	410.2
Income from operations	143.5	84.1
Interest income, net	7.3	3.9
Other income (expense), net	0.3	(0.4)
Income before income taxes	151.1	87.6
Provision for income taxes	(18.8)	(18.6)
Net income	$132.3	$69.0
Basic net income per share	$0.40	$0.20
Diluted net income per share	$0.39	$0.20
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	334.8	347.1
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	340.7	348.8

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$5.2	$5.4
Research and development(2)	55.4	52.9
Sales and marketing	5.1	5.5
General and administrative	12.3	12.2
Total stock-based compensation	$78.0	$76.0

(2) On March 15, 2023, our President resigned, resulting in the reversal of $6.7 million in stock-based compensation expense. Of the total amount reversed, $4.4 million related to expense recognized prior to January 1, 2023.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$548.9	$614.9
Short-term investments	627.0	741.1
Trade and other receivables, net	66.7	68.7
Prepaid expenses and other current assets	96.6	91.9
Total current assets	1,339.2	1,516.6
Property and equipment, net	315.0	309.2
Operating lease right-of-use asset	177.6	183.8
Intangible assets, net	51.6	58.1
Goodwill	401.8	402.2
Deferred tax assets	460.8	460.4
Other assets	51.7	53.2
Total assets	$2,797.7	$2,983.5
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$32.0	$38.5
Accrued and other current liabilities	160.2	155.2
Accrued compensation and benefits	42.7	109.2
Operating lease liability	75.0	57.4
Finance lease obligation	115.1	116.2
Deferred revenue	741.8	725.0
Total current liabilities	1,166.8	1,201.5
Operating lease liability, non-current	281.6	310.7
Finance lease obligation, non-current	164.2	168.5
Convertible senior notes, net, non-current	1,378.7	1,377.8
Other non-current liabilities	83.6	90.8
Total liabilities	3,074.9	3,149.3
Stockholders' deficit:
Additional paid-in-capital	2,554.8	2,598.0
Accumulated deficit	(2,811.6)	(2,742.3)
Accumulated other comprehensive loss	(20.4)	(21.5)
Total stockholders' deficit	(277.2)	(165.8)
Total liabilities and stockholders' deficit	$2,797.7	$2,983.5

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$132.3	$69.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31.4	42.5
Stock-based compensation	78.0	76.0
Amortization of debt issuance costs	1.1	1.0
Amortization of deferred commissions	7.5	10.7
Non-cash operating lease expense	9.3	12.7
Deferred taxes	(0.5)	3.4
Other	1.2	0.7
Changes in operating assets and liabilities:
Trade and other receivables, net	1.6	(3.8)
Prepaid expenses and other current assets	(10.7)	(7.2)
Other assets	0.9	1.1
Accounts payable	(8.2)	(0.3)
Accrued and other current liabilities	(5.5)	25.6
Accrued compensation and benefits	(66.3)	(91.6)
Deferred revenue	16.6	24.7
Other non-current liabilities	1.4	(4.7)
Operating lease liabilities	(14.6)	(19.9)
Net cash provided by operating activities	175.5	139.9
Cash flows from investing activities
Capital expenditures	(9.2)	(1.9)
Purchases of short-term investments	(62.3)	(30.9)
Proceeds from sales of short-term investments	55.6	152.7
Proceeds from maturities of short-term investments	123.9	77.6
Other	5.7	3.3
Net cash provided by investing activities	113.7	200.8
Cash flows from financing activities
Payments for taxes related to net share settlement of restricted stock units and awards	(41.3)	(34.1)
Proceeds from issuance of common stock, net of taxes withheld	0.1	0.2
Principal payments on finance lease obligations	(32.1)	(32.0)
Common stock repurchases	(279.4)	(175.4)
Net cash used in financing activities	(352.7)	(241.3)
Effect of exchange rate changes on cash and cash equivalents	(2.5)	0.5
Change in cash and cash equivalents	(66.0)	99.9
Cash and cash equivalents - beginning of period	614.9	232.8
Cash and cash equivalents - end of period	$548.9	$332.7

Supplemental cash flow data:
Property and equipment acquired under finance leases	$26.6	$34.5

Dropbox, Inc.
Three Months Ended March 31, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$105.8	$(5.2)	$—	$(3.1)	$97.5
Cost of revenue margin	16.8%	(0.8%)	—%	(0.5%)	15.4%
Gross profit	525.5	5.2	—	3.1	533.8
Gross margin	83.2%	0.8%	—%	0.5%	84.6%
Research and development	219.1	(55.4)	(3.0)	—	160.7
Research and development margin	34.7%	(8.8%)	(0.5%)	—%	25.5%
Sales and marketing	108.8	(5.1)	—	(3.1)	100.6
Sales and marketing margin	17.2%	(0.8%)	—%	(0.5%)	15.9%
General and administrative	54.1	(12.3)	—	—	41.8
General and administrative margin	8.6%	(1.9%)	—%	—%	6.6%
Income from operations	$143.5	$78.0	$3.0	$6.2	$230.7
Operating margin	22.7%	12.4%	0.5%	1.0%	36.5%

Dropbox, Inc.
Three Months Ended March 31, 2023
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$116.8	$(5.4)	$—	$(3.6)	$107.8
Cost of revenue margin	19.1%	(0.9%)	—%	(0.6%)	17.6%
Gross profit	494.3	5.4	—	3.6	503.3
Gross margin	80.9%	0.9%	—%	0.6%	82.4%
Research and development	235.2	(52.9)	(5.4)	—	176.9
Research and development margin	38.5%	(8.7%)	(0.9%)	—%	28.9%
Sales and marketing	119.2	(5.5)	(1.7)	(3.4)	108.6
Sales and marketing margin	19.5%	(0.9%)	(0.3%)	(0.6%)	17.8%
General and administrative	55.8	(12.2)	(0.3)	—	43.3
General and administrative margin	9.1%	(2.0%)	—%	—%	7.1%
Income from operations	$84.1	$76.0	$7.4	$7.0	$174.5
Operating margin	13.8%	12.4%	1.2%	1.1%	28.6%

Dropbox, Inc.
Three Months Ended March 31, 2024 and 2023
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP net income	$132.3	$69.0
Stock-based compensation	78.0	76.0
Acquisition-related and other expenses	3.0	7.4
Amortization of acquired intangible assets	6.2	7.0
Income tax effects of non-GAAP adjustments	(22.8)	(13.3)
Non-GAAP net income	$196.7	$146.1
Non-GAAP diluted net income per share	$0.58	$0.42
Weighted-average shares used to compute Non-GAAP diluted net income per share	340.7	348.8

Dropbox, Inc.
Three Months Ended March 31, 2024 and 2023
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Free cash flow reconciliation:
Net cash provided by operating activities	$175.5	$139.9
Less:
Capital expenditures	(9.2)	(1.9)
Free cash flow	$166.3	$138.0
Free cash flow margin	26.3%	22.6%
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$0.5	$10.7

(1) For the first quarter ended March 31, 2024, we made payments in the amount of $0.5 million related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within research and development over the required service period.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. In order to present revenue on a constant currency basis for the quarter ended March 31, 2024, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to key employee holdback payments related to our various acquisitions. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Peter Stabler
peterstabler@dropbox.com
or
Media:
Alissa Stewart
press@dropbox.com